Exhibit 99.1

Western Digital Reports Fiscal First Quarter 2021 Financial Results

News Summary
•First quarter revenue was $3.9 billion, down 3% year-over-year (YoY). Client Devices increased 20%, Data Center Devices and Solutions revenue declined 26%, and Client Solutions declined 5% YoY.
•First quarter GAAP earnings per share (EPS) was ($0.20) and non-GAAP EPS was $0.65. Both GAAP and non-GAAP EPS include $28 million in costs related to COVID-19 in the first quarter.
•Generated operating cash flow of $363 million and free cash flow of $196 million in the first quarter.
•Expecting fiscal second quarter 2021 revenue to be in the range of $3.75 billion to $3.95 billion with non-GAAP EPS in the range of $0.40 to $0.60. Non-GAAP EPS outlook includes costs related to COVID-19.

SAN JOSE, Calif., — October 28, 2020 — Western Digital Corp. (Nasdaq: WDC) today reported fiscal first quarter 2021 financial results.

“I am pleased with our results, as we continued to focus our execution on the massive market opportunity for data storage technology that stems from the ongoing expansion of cloud infrastructure connected to intelligent endpoints and powered by high performance networks,” said David Goeckeler, Western Digital CEO. “While we are still managing through macro uncertainty, during the quarter we benefitted from strength particularly in the retail sector, driven by favorable macro and market dynamics, as well as the brand recognition of our products. Our diversified storage portfolio strategy implemented through our recently announced organizational structure will enable us to accelerate growth, improve our focus, and drive sustainable, long-term shareholder value.”

Western Digital Reports Fiscal First Quarter 2021 Financial Results

Q1 2021 Financial Highlights

	GAAP			Non-GAAP

	Q1 2021	Q1 2020	vs. Q1 2020	Q1 2021	Q1 2020	vs. Q1 2020
Revenue ($M)	$3,922	$4,040	down 3%	$3,922	$4,040	down 3%
Gross Margin	23.0%	18.8%	up 4.2 ppt	26.3%	24.8%	up 1.5 ppt
Operating Expenses ($M)	$834	$887	down 6%	$708	$767	down 8%
Operating Income (Loss) ($M)	$70	($129)	*	$323	$235	up 37%
Net Income (Loss) ($M)	($60)	($276)	*	$196	$101	up 94%
Earnings Per Share	($0.20)	($0.93)	*	$0.65	$0.34	up 91%
*not a meaningful figure
Note: The company's fiscal first quarter of 2021 was a 13-week fiscal quarter, compared to a 14-week fiscal quarter a year ago.

Western Digital Reports Fiscal First Quarter 2021 Financial Results

Key End Market Summary

Revenue ($M)	Q1 2021	Q1 2020	vs. Q1 2020
Client Devices	$1,946	$1,616	up 20%
Data Center Devices & Solutions	$1,129	$1,532	down 26%
Client Solutions	$847	$892	down 5%
Total Revenue	$3,922	$4,040	down 3%
Note: The company's fiscal first quarter of 2021 was a 13-week fiscal quarter, compared to a 14-week fiscal quarter a year ago.

In the fiscal first quarter of 2021, Western Digital’s revenue decreased 3% year-over-year to $3.9 billion. The decrease is largely attributable to the uncertainty associated with the global economic contraction and geopolitical headwinds, which resulted in shifts in customer buying patterns impacting Data Center Devices & Solutions and Client Solutions.

In Client Devices, Western Digital’s industry leading client SSD solutions for notebook and desktops benefitted from the acceleration of work from home and remote learning trends. Gaming experienced significant growth as upcoming game consoles transition from hard drive-based storage solutions to flash, powering a more real-time, immersive gaming experience. In addition, mobile revenue more than doubled, driven by recent 5G phone launches and a broadening of end customers within China.

In Data Center Devices & Solutions, both Capacity Enterprise hard drive and Enterprise SSD (eSSD) demand were negatively impacted by shifts in customer ordering patterns. Important product transitions in hard drive and flash-based storage solutions also impacted demand trends as customers are still ramping up on these newer products.

In Client Solutions, Western Digital continued to recover as many brick and mortar customers reopened from COVID-19-related lock downs during the period. In addition, demand related to work from home and distance learning benefitted both hard drive and flash-based solutions.

Western Digital Reports Fiscal First Quarter 2021 Financial Results

Business Outlook for Fiscal Second Quarter of 2021

Three Months Ending January 1, 2021
	GAAP(1)	Non-GAAP(1)
Revenue ($B)	$3.75 - $3.95	$3.75 - $3.95
Gross margin	21% - 23%	24% - 26%
Operating expenses ($M)	$790 - $810	$680 - $700
Interest and other expense, net ($M)	$80 - $85	$70 - $75
Tax rate	N/A	21% - 25% (2)
Diluted earnings per share	N/A	$0.40 - $0.60
Diluted shares outstanding (in millions)	~ 306	~ 306

(1) Non-GAAP gross margin guidance excludes amortization of acquired intangible assets and stock-based compensation expense, totaling approximately $110 million to $130 million. The company’s non-GAAP operating expenses guidance excludes amortization of acquired intangible assets; stock-based compensation expense; and employee termination, asset impairment and other charges, totaling approximately $100 million to $120 million. The company's non-GAAP interest and other expense guidance excludes approximately $10 million of convertible debt activity. In the aggregate, non-GAAP diluted earnings per share guidance excludes these items totaling $220 million to $260 million. The timing and amount of these charges excluded from non-GAAP gross margin, non-GAAP operating expenses, non-GAAP interest and other expense, net and non-GAAP diluted earnings per share cannot be further allocated or quantified with certainty. Additionally, the timing and amount of additional charges the company excludes from its non-GAAP tax rate and non-GAAP diluted earnings per share are dependent on the timing and determination of certain actions and cannot be reasonably predicted. Accordingly, full reconciliations of non-GAAP gross margin, non-GAAP operating expenses, non-GAAP interest and other expense, non-GAAP tax rate and non-GAAP diluted earnings per share to the most directly comparable GAAP financial measures (gross margin, operating expenses, interest and other expense, tax rate and diluted earnings per share, respectively) are not available without unreasonable effort.
(2) The non-GAAP tax rates provided are based on a percentage of non-GAAP pre-tax income.

Western Digital Reports Fiscal First Quarter 2021 Financial Results

Investor Communications
The investment community conference call to discuss these results and the company’s business outlook for the fiscal second quarter of 2021 will be broadcast live online today at 1:30 p.m. Pacific/4:30 p.m. Eastern. The live and archived conference call/webcast and the earnings presentation can be accessed online at investor.wdc.com.

About Western Digital
Western Digital, a leader in data infrastructure, creates environments for data to thrive. The company is driving the innovation needed to help customers capture, preserve, access, analyze, and transform an ever-increasing diversity of data. Everywhere data lives, from advanced data centers to mobile sensors to personal devices, the company's industry-leading solutions deliver the possibilities of data. Western Digital data-centric solutions are comprised of the Western Digital®, G-Technology™, SanDisk® and WD® brands. Financial and investor information is available on the company's Investor Relations website at investor.wdc.com.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements concerning the company’s preliminary financial results for its fiscal first quarter ended October 2, 2020; the company’s business outlook for the fiscal second quarter of 2021; expectations regarding the impact of COVID-19; demand trends and market conditions; expansion of the cloud infrastructure; benefits of the company's organizational structure; the company's brand recognition and product portfolio; and expected future financial performance. These forward-looking statements are based on management’s current expectations and are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward-looking statements. The preliminary financial results for the company’s fiscal first quarter ended October 2, 2020 included in this press release represent the most current information available to management. The company’s actual results when disclosed in its Form 10-Q may differ from these preliminary results as a result of the completion of the company’s financial closing procedures; final adjustments; completion of the review by the company’s independent registered accounting firm; and other developments that may arise between now and the disclosure of the final results. Other risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward-looking statements include: future responses to and effects of the COVID-19 pandemic; volatility in global economic conditions; impact of business and market conditions; impact of competitive products and pricing; our development and introduction of products based on new technologies and expansion into new data storage markets; risks associated with cost saving initiatives, restructurings, acquisitions, divestitures, mergers, joint ventures and our strategic relationships; difficulties or delays in manufacturing or other supply chain disruptions; hiring and retention of key employees; our high level of debt and

Western Digital Reports Fiscal First Quarter 2021 Financial Results

other financial obligations; changes to our relationships with key customers; disruptions in operations from cyberattacks or other system security risks; actions by competitors; risks associated with compliance with changing legal and regulatory requirements and the outcome of legal proceedings; and other risks and uncertainties listed in the company’s filings with the Securities and Exchange Commission (the “SEC”), including the company’s Form 10-K filed with the SEC on August 28, 2020, to which your attention is directed. You should not place undue reliance on these forward-looking statements, which speak only as of the date hereof, and the company undertakes no obligation to update these forward-looking statements to reflect new information or events.

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Western Digital, the Western Digital logo, G-Technology, SanDisk and WD are registered trademarks or trademarks of Western Digital Corporation or its affiliates in the US and/or other countries.

WESTERN DIGITAL CORPORATION
PRELIMINARY CONDENSED CONSOLIDATED BALANCE SHEETS
(in millions; unaudited; on a US GAAP basis)

	October 2, 2020	July 3, 2020

ASSETS
Current assets:
Cash and cash equivalents	$2,995	$3,048
Accounts receivable, net	2,097	2,379
Inventories	3,355	3,070
Other current assets	558	551
Total current assets	9,005	9,048
Property, plant and equipment, net	2,897	2,854
Notes receivable and investments in Flash Ventures	1,746	1,875
Goodwill	10,069	10,067
Other intangible assets, net	758	941
Other non-current assets	927	877
Total assets	$25,402	$25,662

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,949	$1,945
Accounts payable to related parties	404	407
Accrued expenses	1,293	1,296
Accrued compensation	497	472
Current portion of long-term debt	286	286
Total current liabilities	4,429	4,406
Long-term debt	9,086	9,289
Other liabilities	2,311	2,416
Total liabilities	15,826	16,111
Total shareholders’ equity	9,576	9,551
Total liabilities and shareholders’ equity	$25,402	$25,662

WESTERN DIGITAL CORPORATION
PRELIMINARY CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in millions, except per share amounts; unaudited; on a US GAAP basis)

	Three Months Ended
	October 2, 2020	October 4, 2019
Revenue, net	$3,922	$4,040
Cost of revenue	3,018	3,282
Gross profit	904	758
Operating expenses:
Research and development	555	574
Selling, general and administrative	256	305
Employee termination, asset impairment and other charges	23	8
Total operating expenses	834	887
Operating income (loss)	70	(129)
Interest and other expense, net	(73)	(108)
Loss before taxes	(3)	(237)
Income tax expense	57	39
Net loss	$(60)	$(276)

Loss per common share
Basic	$(0.20)	$(0.93)
Diluted	$(0.20)	$(0.93)

Weighted average shares outstanding:
Basic	303	296
Diluted	303	296

WESTERN DIGITAL CORPORATION
PRELIMINARY CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in millions; unaudited; on a US GAAP basis)

	Three Months Ended
	October 2, 2020	October 4, 2019
Operating Activities
Net loss	$(60)	$(276)
Adjustments to reconcile net loss to net cash provided by operations:
Depreciation and amortization	374	406
Stock-based compensation	76	77
Deferred income taxes	11	(27)
Loss on disposal of assets	1	2
Write-off of issuance costs and amortization of debt discounts	10	10
Other non-cash operating activities, net	(6)	(21)
Changes in:
Accounts receivable, net	282	(243)
Inventories	(285)	(5)
Accounts payable	99	155
Accounts payable to related parties	(3)	176
Accrued expenses	(23)	100
Accrued compensation	26	75
Other assets and liabilities, net	(139)	(176)
Net cash provided by operating activities	363	253
Investing Activities
Purchases of property, plant and equipment, net	(330)	(145)
Acquisitions, net of cash acquired	—	(22)
Activity related to Flash Ventures, net	163	186
Strategic Investments and Other, net	1	15
Net cash provided by (used in) investing activities	(166)	34
Financing Activities
Employee stock plans, net	(40)	(26)
Dividends paid to shareholders	—	(147)
Repayment of debt	(213)	(319)
Net cash used in financing activities	(253)	(492)
Effect of exchange rate changes on cash	3	(2)
Net decrease in cash and cash equivalents	(53)	(207)
Cash and cash equivalents, beginning of period	3,048	3,455
Cash and cash equivalents, end of period	$2,995	$3,248

WESTERN DIGITAL CORPORATION
PRELIMINARY RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(in millions; unaudited)

	Three Months Ended
	October 2, 2020	October 4, 2019
GAAP cost of revenue	$3,018	$3,282
Amortization of acquired intangible assets	(145)	(164)
Stock-based compensation expense	(12)	(12)
Charges related to a power outage incident and related recovery	30	(68)
Non-GAAP cost of revenue	$2,891	$3,038

GAAP gross profit	$904	$758
Amortization of acquired intangible assets	145	164
Stock-based compensation expense	12	12
Charges related to a power outage incident and related recovery	(30)	68
Non-GAAP gross profit	$1,031	$1,002

GAAP operating expenses	$834	$887
Amortization of acquired intangible assets	(39)	(41)
Stock-based compensation expense	(64)	(65)
Employee termination, asset impairment and other charges	(23)	(8)
Charges related to acquisitions and dispositions	—	(5)
Charges related to cost saving initiatives	—	(1)
Non-GAAP operating expenses	$708	$767

GAAP operating income (loss)	$70	$(129)
Cost of revenue adjustments	127	244
Operating expense adjustments	126	120
Non-GAAP operating income	$323	$235

GAAP interest and other expense, net	$(73)	$(108)
Convertible debt activity	7	7
Other	(2)	2
Non-GAAP interest and other expense, net	$(68)	$(99)

GAAP income tax expense	$57	$39
Income tax adjustments	2	(4)
Non-GAAP income tax expense	$59	$35

WESTERN DIGITAL CORPORATION
PRELIMINARY RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(in millions, except per share amounts; unaudited)

	Three Months Ended
	October 2, 2020	October 4, 2019
GAAP net loss	$(60)	$(276)
Amortization of acquired intangible assets	184	205
Stock-based compensation expense	76	77
Employee termination, asset impairment and other charges	23	8
Charges related to acquisitions and dispositions	—	5
Charges related to cost saving initiatives	—	1
Charges related to a power outage incident and related recovery	(30)	68
Convertible debt activity	7	7
Other	(2)	2
Income tax adjustments	(2)	4
Non-GAAP net income	$196	$101

Diluted income (loss) per common share
GAAP	$(0.20)	$(0.93)
Non-GAAP	$0.65	$0.34

Diluted weighted average shares outstanding:
GAAP	303	296
Non-GAAP	303	300

Cash flows
Cash flow provided by operating activities	$363	$253
Purchase of property, plant and equipment, net	(330)	(145)
Activity related to flash ventures, net	163	186
Free cash flow	$196	$294

To supplement the condensed consolidated financial statements presented in accordance with U.S. generally accepted accounting principles (“GAAP”), the table above sets forth non-GAAP cost of revenue; non-GAAP gross profit; non-GAAP operating expenses; non-GAAP operating income; non-GAAP interest and other expense, net; non-GAAP income tax expense; non-GAAP net income; non-GAAP diluted income per common share and free cash flow (“Non-GAAP measures”). These Non-GAAP measures are not in accordance with, or an alternative for, measures prepared in accordance with GAAP and may be different from Non-GAAP measures used by other companies. The company believes the presentation of these Non-GAAP measures, when shown in conjunction with the corresponding GAAP measures, provides useful information to investors for measuring the company’s earnings performance and comparing it against prior periods. Specifically, the company believes these Non-GAAP measures provide useful information to both management and investors as they exclude certain expenses, gains and losses that the company believes are not indicative of its core operating results or because they are consistent with the financial models and estimates published by many analysts who follow the company and its peers. As discussed further below, these Non-GAAP measures exclude the amortization of acquired intangible assets, stock-based compensation expense, employee termination, asset impairment and other charges, charges related to acquisitions and dispositions, charges related to cost saving initiatives, charges related to a power outage incident and related recovery, convertible debt activity, other adjustments, and income tax adjustments, and the company believes these measures along with the related reconciliations to the GAAP measures provide additional detail and comparability for assessing the company's results. These Non-GAAP measures are some of the primary indicators management uses for assessing the company's performance and planning and forecasting future periods. These measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results.

As described above, the company excludes the following items from its Non-GAAP measures:

Amortization of acquired intangible assets. The company incurs expenses from the amortization of acquired intangible assets over their economic lives. Such charges are significantly impacted by the timing and magnitude of the company's acquisitions and any related impairment charges.

Stock-based compensation expense. Because of the variety of equity awards used by companies, the varying methodologies for determining stock-based compensation expense, the subjective assumptions involved in those determinations, and the volatility in valuations that can be driven by market conditions outside the company's control, the company believes excluding stock-based compensation expense enhances the ability of management and investors to understand and assess the underlying performance of its business over time and compare it against the company's peers, a majority of whom also exclude stock-based compensation expense from their non-GAAP results.

Employee termination, asset impairment and other charges. From time-to-time, in order to realign the company's operations with anticipated market demand or to achieve cost synergies from the integration of acquisitions, the company may terminate employees and/or restructure its operations. From time-to-time, the company may also incur charges from the impairment of intangible assets and other long-lived assets. These charges (including any reversals of charges recorded in prior periods) are inconsistent in amount and frequency, and the company believes they are not indicative of the underlying performance of its business.

Charges related to acquisitions and dispositions. In connection with the company's business combinations or dispositions, the company incurs expenses which it would not have otherwise incurred as part of its business operations. These expenses include third-party professional service and legal fees, third-party integration services, severance costs, non-cash adjustments to the fair value of acquired inventory, contract termination costs, and retention bonuses. The company may also experience other accounting impacts in connection with these transactions. These charges and impacts are related to acquisitions and dispositions, are inconsistent in amount and frequency, and the company believes they are not indicative of the underlying performance of its business.

Charges related to cost saving initiatives. In connection with the transformation of the company's business, the company incurred charges related to cost saving initiatives which do not qualify for special accounting treatment as exit or disposal activities. These charges, which the company believes are not indicative of the underlying performance of its business, primarily relate to costs associated with rationalizing the company's channel partners or vendors, transforming the company's information systems infrastructure, integrating the company's product roadmap, and accelerated depreciation of assets.

Charges related to a power outage incident and related recovery. In June 2019, an unexpected power outage incident occurred at the flash-based memory manufacturing facilities operated through the company's joint venture with Kioxia Corporation in Yokkaichi, Japan. The power outage incident resulted in costs associated with the repair of damaged tools and the write-off of damaged inventory and unabsorbed manufacturing overhead costs which are expensed as incurred. In September 2020, the company received a partial recovery of these losses from insurance carriers. These charges and recoveries are inconsistent in amount and frequency, and the company believes these charges or recoveries are not part of the ongoing production operation of its business.

Convertible debt activity. The company excludes non-cash economic interest expense associated with its convertible notes. These charges do not reflect the company's operating results, and the company believes they are not indicative of the underlying performance of its business.

Other adjustments. From time-to-time, the company incurs charges or gains that the company believes are not a part of the ongoing operation of its business. The resulting expense or benefit is inconsistent in amount and frequency.

Income tax adjustments. Income tax adjustments include the difference between income taxes based on a forecasted annual non-GAAP tax rate and a forecasted annual GAAP tax rate as a result of the timing of certain non-GAAP pre-tax adjustments. The income tax adjustments also include adjustments to estimates related to the current status of the rules and regulations governing the transition to the Tax Cuts and Jobs Act. These adjustments are excluded because they are infrequent and the company believes that they are not indicative of the underlying performance of its business.

Additionally, free cash flow is defined as cash flows provided by operating activities less purchases of property, plant and equipment, net of proceeds from sales of property, plant and equipment, and the activity related to Flash Ventures, net. The company considers free cash flow generated in any period to be a useful indicator of cash that is available for strategic opportunities including, among others, investing in the company's business, making strategic acquisitions, repaying debt and strengthening the balance sheet.

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Contacts:

Investor Contact:	Media Contact:
Western Digital Corp.	Sard Verbinnen & Co
T. Peter Andrew	John Christiansen
949.672.9655	David Isaacs
peter.andrew@wdc.com	Leah Polito
investor@wdc.com	WesternDigital-SVC@sardverb.com